Exhibit 10.1

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into as of September 20, 2023, by and between Dune Acquisition Corporation, a Delaware corporation (the “Company”), and Dune Acquisition Holdings LLC, a Delaware limited liability company (the “Sponsor”). The parties to this Agreement are referred to herein as the “Parties” or, each individually, as a “Party.”

RECITALS

WHEREAS, the Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, on July 10, 2020, the Sponsor purchased an aggregate of 3,737,500 shares (the “Founder Shares”) of the Company’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”), from the Company and, on December 17, 2020, pursuant to the Company’s amended and restated certificate of incorporation (as amended, the “Certificate of Incorporation”), each of the Founder Shares outstanding immediately prior to December 17, 2020 was converted into one and two-thirteenths (1 2/13) Founder Shares, resulting in the Sponsor holding 4,312,500 shares of Class B Common Stock;

WHEREAS, the Company is party to that certain Unit Purchase Agreement (the “Purchase Agreement”), dated as of May 14, 2023, by and among the Company, Global Gas Holdings LLC, a Delaware liability company and direct, wholly-owned subsidiary of the Company, Global Hydrogen Energy, LLC (“Global Hydrogen”), a Delaware limited liability company, W. Nance, an individual, Sergio Martinez, an individual, and Barbara Guay Martinez, an individual, that, among other things, provides for a business combination transaction pursuant to which the Company will, through a series of transactions, consummate a business combination with Global Hydrogen;

WHEREAS, the Parties wish to enter into this Agreement, pursuant to which, effective immediately upon the execution of this Agreement by the Parties on the date hereof (the “Exchange Effective Time”), the Sponsor will exchange all of the 4,312,500 shares of Class B Common Stock held by the Sponsor for newly issued shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), at an exchange ratio of one (1) share of Class B Common Stock for one (1) share of Class A Common Stock, resulting in the exchange of 4,312,500 shares of Class B Common Stock into 4,312,500 shares of Class A Common Stock (the “Acquired Shares”), on the terms and conditions set forth herein; and

WHEREAS, at the Exchange Effective Time, the Sponsor will forfeit 4,312,500 shares of Class B Common Stock (the “Forfeited Shares”) held by the Sponsor prior to the Exchange Effective Time.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1. Issuance and Exchange. At the Exchange Effective Time, (i) the Sponsor shall surrender for cancellation to the Company all of the Sponsor’s 4,312,500 shares of Class B Common Stock, which shall be deemed automatically cancelled and retired in full, (ii) in consideration therefor, the Company shall issue to the Sponsor the Acquired Shares, and (iii) authorize and instruct the Company’s transfer agent to record the issuance of the Acquired Shares, in uncertificated, book-entry form, on the stock transfer books of the Company as of the Exchange Effective Time.

2. Delivery of Acquired Shares.

a) The Company shall register the Sponsor as the owner of the Acquired Shares with the Company’s transfer agent by book entry effective as of the date hereof.

b) Each of the Sponsor and the Company hereby acknowledge and agree as follows: (i) the Acquired Shares shall not constitute “Offering Shares” as defined in, and for purposes of, the Certificate of Incorporation; (ii) the Sponsor and any permitted transferee(s) of the Sponsor holding any Acquired Shares shall not be entitled to any redemption rights in respect of the Acquired Shares (under the Certification of Incorporation or otherwise); (iii) the Sponsor and any permitted transferee(s) of the Sponsor holding any Acquired Shares shall not be entitled to receive any distributions (including, without limitation, any liquidating distributions) from the Company’s trust account (under the Certificate of Incorporation or otherwise); and (iv) the Acquired Shares shall be subject to the terms and conditions of paragraphs 1, 2, 3 and 7 of that certain Letter Agreement, dated as of December 17, 2020 (the “Letter Agreement”), by and among the Company, the Sponsor and the individual officers and directors of the Company party thereto, and the Sponsor and any permitted transferee(s) of the Sponsor holding any Acquired Shares shall be bound to paragraphs 1, 2, 3 and 7 of the Letter Agreement in respect of the Acquired Shares.

c) The Acquired Shares shall contain a restrictive legend evidencing that the Acquired Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).

d) The Company and the Sponsor are each party to that certain Registration Rights Agreement, dated as of December 17, 2020, by and among the Company, the Sponsor and the other parties signatory thereto (the “Existing Registration Rights Agreement”). At or prior to the closing of the Company’s pending business combination transaction with Global Hydrogen pursuant to the Purchase Agreement, the Company, the Sponsor and the other parties signatory thereto will enter into a new Registration Rights Agreement, in substantially the form attached to the Purchase Agreement (the “A&R Registration Rights Agreement”), which shall restate and supersede the Existing Registration Rights Agreement in its entirety. Each of the Company and the Sponsor hereby acknowledge and agree that the Acquired Shares shall constitute “Registrable Securities” within the meaning of, and shall be subject to the terms and conditions of, both the Existing Registration Rights Agreement and the A&R Registration Rights Agreement, including the registration rights contained therein with respect to “Founder Shares and the shares of Class A Common Stock issued or issuable upon the conversion of the Founder Shares.”

3. Forfeiture of the Forfeited Shares.

a) At the Exchange Effective Time, the Sponsor shall forfeit to the Company the Forfeited Shares (the “Forfeiture”).

b) To effect the Forfeiture, at the Exchange Effective Time:

i) the Sponsor shall transfer the Forfeited Shares to the Company for cancellation and in exchange for no consideration;

ii) the Company shall immediately retire and cancel all of the Forfeited Shares (and shall direct the Company’s transfer agent (or such other intermediaries as appropriate) to take any and all such actions incident thereto); and

iii) the Sponsor and the Company each shall (A) take such actions as are necessary to cause the Forfeited Shares to be retired and cancelled, after which the Forfeited Shares shall no longer be issued or outstanding and (B) provide the Company with evidence that such retirement and cancellation has occurred.

4. Representations and Warranties of the Sponsor. The Sponsor represents and warrants to the Company as follows as of the date hereof:

a) Organization and Requisite Authority. The Sponsor possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

b) Authorization; No Breach.

i) This Agreement constitutes a valid and binding obligation of the Sponsor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

ii) The execution and delivery by the Sponsor of this Agreement and the fulfillment of and compliance with the terms hereof by the Sponsor does not and shall not as of the Exchange Effective Time conflict with or result in a breach by the Sponsor of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Sponsor is subject.

c) Investment Representations.

i) The Sponsor is acquiring the Acquired Shares, for the Sponsor’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

ii) The Sponsor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

iii) The Sponsor understands that the Acquired Shares will be issued in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Sponsor’s compliance with, the representations and warranties of the Sponsor set forth herein in order to determine the availability of such exemptions and the eligibility of the Sponsor to acquire the Acquired Shares.

iv) The Sponsor did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

v) The Sponsor has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the transactions contemplated by this Agreement which have been requested by the Sponsor. The Sponsor has been afforded the opportunity to ask questions of the executive officers and directors of the Company.

vi) The Sponsor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Acquired Shares or the fairness or suitability of the investment in the Acquired Shares by the Sponsor nor have such authorities passed upon or endorsed the merits of the offering of the Acquired Shares.

vii) The Sponsor understands that: (A) the Acquired Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (B) except as specifically set forth in the Existing Registration Rights Agreement or the A&R Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Acquired Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Sponsor understands that the U.S. Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination transaction, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Acquired Shares despite technical compliance with the requirements of such Rule, and the Acquired Shares can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

viii) The Sponsor has such knowledge and experience in financial and business matters, and is capable of evaluating the merits and risks of an investment in the Acquired Shares. The Sponsor has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Acquired Shares. The Sponsor can afford a complete loss of its investment in the Acquired Shares.

5. Representations and Warranties of the Company. The Company represents and warrants to the Sponsor as follows as of the date hereof:

a) Organization and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

b) Authorization; No Breach.

i) The execution, delivery and performance of this Agreement has been duly authorized by the Company as of the Exchange Effective Time. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

ii) The execution and delivery by the Company of this Agreement, the issuance of the Acquired Shares and the fulfillment of, and compliance with, the respective terms hereof and thereof by the Company, do not and will not as of the Exchange Effective Time (A) conflict with or result in a breach of the terms, conditions or provisions of, (B) constitute a default under, (C) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (D) result in a violation of, or (E) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Certificate of Incorporation of the Company or the bylaws of the Company, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

c) Title to Acquired Shares. Upon issuance in accordance with the terms hereof, the Acquired Shares will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with the terms hereof, the Sponsor will have good title to the Acquired Shares, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Sponsor.

d) Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any administrative or governmental body or agency is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

6. Miscellaneous.

a) Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the Parties hereto shall bind and inure to the benefit of the respective successors of the Parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the Parties may not assign this Agreement, other than assignments by the Sponsor to affiliates thereof.

b) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

c) Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including facsimile, electronic signature or PDF counterparts), none of which need contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

d) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

e) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

f) Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all Parties.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and the Sponsor has executed or caused this Agreement to be executed by its duly authorized representative as of the date first set forth above.

SPONSOR:

Dune Acquisition Holdings LLC,
a Delaware limited liability company

By:	/s/ Carter Glatt
Name:	Carter Glatt
Title:	Managing Member

COMPANY:

DUNE ACQUISITION CORPORATION, a Delaware corporation

By:	/s/ Carter Glatt
Name: Carter Glatt
Title: Chief Executive Officer

[Signature Page to Exchange Agreement]